Exhibit 99.1

LIMITED BRANDS REPORTS 2005 FIRST QUARTER EARNINGS;

ANNOUNCES SHARE REPURCHASE PROGRAM

Columbus, Ohio, May 16, 2005 — Limited Brands (NYSE: LTD) today reported 2005 first quarter results.

On a reported basis, earnings per share were $0.06 for the first quarter compared to $0.19 last year. Operating income was $48.3 million compared to $119.4 million last year, and net income was $23.1 million compared to $96.6 million last year.

On an adjusted basis, first quarter earnings per share were $0.06 compared to $0.13 last year, operating income was $48.3 million compared to $119.4 million last year, and net income was $23.1 million compared to $67.8 million last year.

Comparable store sales for the quarter ended April 30, 2005 decreased 5% and net sales were $1.975 billion compared to $1.978 billion last year.

The Company stated that it expects second quarter earnings per share to be between $0.23 and $0.25. For the full year 2005, the Company anticipates earnings per share of about $1.41, which is flat to last year’s result of $1.33 adjusted earnings per share plus the $0.08 per share one-time non-cash lease accounting charge taken in the fourth quarter of 2004.

Additionally, the Company announced the completion of its current $100 million share repurchase program and the authorization of an additional $100 million share repurchase plan. Both of these repurchase plans are part of the Company’s ongoing strategy to return value to shareholders.

Adjusted Results

Adjusted results, which are non-GAAP financial measures, are presented in order to improve investors’ understanding of financial results and improve comparability of financial information from period to period. Please refer to the attached income statements for the quarter for a reconciliation of reported and adjusted results. Adjusted results as reported above include the following:

Adjustment Related to New York & Company:

•	Adjustment to exclude a first quarter 2004 pretax non-operating gain of $44.9 million, or $0.06 per share, resulting from the repayment of New York & Company’s $75 million subordinated note held by Limited Brands plus accrued interest of approximately $10 million. The note was repaid prior to its scheduled maturity of November 26, 2009. Additionally, New York & Company purchased warrants representing approximately 13% of New York & Company’s common equity held by Limited Brands, for $20 million. The note and warrants were part of the consideration received by Limited Brands for the sale of New York & Company in November 2002.

To hear the Company’s live first quarter earnings conference call, log on to www.LimitedBrands.com at 8:00 a.m. EST on Monday May 16, 2005, or call 1-877-601-1433. To hear a replay of the earnings call, dial 1-800-337-6551, followed by the ID code LTD (583). An audio replay of the conference call, as well as additional financial information, will also be available at www.LimitedBrands.com.

ABOUT LIMITED BRANDS:

Limited Brands, through Victoria’s Secret, Bath & Body Works, Express, Express Men’s, Limited Stores, White Barn Candle Co. and Henri Bendel, presently operates 3,699 specialty stores. Victoria’s Secret products are also available through the catalogue and www.VictoriasSecret.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made by the Company or management of the Company in the first quarter earnings call involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. Accordingly, the Company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and similar expressions may identify forward-looking statements. The following factors, among others, (i) in some cases have affected and in the future could affect the Company’s financial performance and actual results as well as the value of an investment in the Company and (ii) could cause actual results for 2005 and beyond to differ materially from those expressed or implied in any forward-looking statements included in this press release or otherwise made by the Company or management in the first quarter earnings call: risks associated with general economic conditions, consumer confidence and consumer spending patterns; the potential impact of national and international security concerns on the retail environment, including any possible military action, terrorist attacks or other hostilities; risks associated with the seasonality of the Company’s business; risks associated with changes in weather patterns; risks associated with the highly competitive nature of the retail industry generally and the segments in which we operate particularly; risks related to consumer acceptance of the Company’s products and the Company’s ability to keep up with fashion trends, develop new merchandise, launch new product lines successfully and enhance the Company’s brand image; risks associated with the Company’s ability to retain, hire and train key personnel and management; risks associated with the possible inability of the Company’s manufacturers to deliver products in a timely manner or meet quality standards; risks associated with the Company’s reliance on foreign sources of production, including risks related to the disruption of imports by labor disputes, risks related to political instability, risks associated with legal and regulatory matters, risks related to duties, taxes and other charges on imports, risks related to local business practices and political issues and risks related to currency and exchange rates; risks associated with the possible lack of availability of suitable store locations on appropriate terms; risks associated with increases in the costs of mailing, paper and printing; risks associated with the volatility of our stock price; and risks associated with our ability to service any debt we incur from time to time and as well as the requirements the agreements related to such debt impose upon us. The forward-looking information provided in this press release or the first quarter earnings call is based on information available to the Company as of the date of this press release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

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For further information, please contact:

Tom Katzenmeyer

Senior Vice President, Investor, Media and Community Relations

Limited Brands

614-415-7076

www.LimitedBrands.com

(attachments: Consolidated Statements of Income and Reconciliation of Adjusted Results, page 3)

LIMITED BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND RECONCILIATION OF ADJUSTED RESULTS

THIRTEEN WEEKS ENDED APRIL 30, 2005 AND MAY 1, 2004

(Unaudited)

(In thousands except per share amounts)

		2004
	2005	Reported	Adjustments	Adjusted
Net Sales	$1,974,932	$1,978,203	—	$1,978,203
Gross Income	608,855	675,654	—	675,654
General, Administrative and Store Operating Expenses	(560,597)	(556,282)	—	(556,282)

Operating Income	48,258	119,372	—	119,372
Interest Expense	(23,069)	(11,643)	—	(11,643)
Interest Income	5,328	7,974	—	7,974
Other Income (Loss)	2,628	40,934	(44,857)	(3,923)

Income Before Income Taxes	33,145	156,637	(44,857)	111,780
Provision for Income Taxes	10,000	60,000	(16,000)	44,000

Net Income	$23,145	$96,637	(28,857)	$67,780

Net Income Per Share	$0.06	$0.19		$0.13

Weighted Average Shares Outstanding	417,234	515,439		515,439

See Attached Notes to Consolidated Statements of Income and Reconciliation of Adjusted Results.

LIMITED BRANDS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENTS OF INCOME AND

RECONCILIATION OF ADJUSTED RESULTS

The “Adjusted Results” provided in the attached unaudited Consolidated Statements of Income and Reconciliation of Adjusted Results are non-GAAP financial measures and reflect the following:

Fiscal 2004

In the first quarter of 2004, adjusted results exclude a $44.9 million pretax, non-operating gain resulting from the repayment of New York & Company’s $75 million subordinated note held by Limited Brands plus accrued interest of approximately $10 million. The note was repaid prior to its scheduled maturity of November 26, 2009. Additionally, New York & Company purchased warrants representing approximately 13% of New York & Company’s common equity held by Limited Brands, for $20 million. The note and warrants were part of the consideration received by Limited Brands for the sale of New York & Company in November 2002.

The Unaudited Adjusted Consolidated Statements of Income should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the Company’s definition of adjusted income information may differ from similarly titled measures used by other companies. While it is not possible to predict future results, management believes the adjusted information is useful for the assessment of the ongoing operations of the Company. The Unaudited Adjusted Consolidated Statements of Income should be read in conjunction with the Company’s historical financial statements and notes thereto contained in the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K.